Exhibit 99.1

P3 Health Partners Provides Third-Quarter and Year-to-Date 2022 Financial Results

•	Strong Third-Quarter YTD 2022 revenue growth of 59% compared to the Third-Quarter YTD 2021

•	At-risk Medicare Advantage members exceeded 101,000 at the end of the Third Quarter of 2022

•	Third-Quarter YTD 2022 Net loss PMPM increased to $1,132 from $159 for Third-quarter YTD 2021, primarily due to an $851.5 million goodwill impairment charge recorded in the Second Quarter of 2022

•	Adjusted EBITDA loss PMPM improved in first nine months of 2022 at a PMPM loss of $97 compared to a PMPM loss of $110 in the first nine months of 2021

•	Providing Updated Full-Year 2023 Adjusted EBITDA guidance

•	Management to Host Conference Call and Webcast November 14, 2022, at 4:30 PM ET

November 14, 2022 4:15 PM Eastern Standard Time

HENDERSON, Nev.--(BUSINESS WIRE)--P3 Health Partners, Inc. (“P3” or the “Company”) (NASDAQ: PIII), a patient-centered and physician-led population health management company, today announced its financial results for the third quarter and nine months ended September 30, 2022.

“We are pleased to report another strong quarter of growth, with 75% revenue gains year-to-date compared to the prior year period,” said Dr. Sherif Abdou, CEO of P3 Health Partners. “This growth demonstrates the power of our healthcare model, as we enable the payors, patients, and providers to collaborate on the singular mission of better patient outcomes.”

Third-Quarter 2022 Financial Results

•	Revenue was $248.3 million, an increase of 59% compared to $156.2 million in the third quarter of the prior year

•	At-risk Medicare Advantage members at September 30, 2022 were approximately 101,000, a 67% increase compared to 60,300 at the end of the third quarter of the prior year(1)

•	Net loss was $65.3 million compared to a net loss of $32.1 million in the third quarter of the prior year

•	Net loss per member per month (PMPM) increased to $216 from a loss of $177 in the third quarter of the prior year

•	Adjusted EBITDA(2) loss was $40.3 million compared to an adjusted EBITDA loss of $25.7 million in the third quarter of the prior year

•	Adjusted EBITDA(2) loss PMPM was $133, an improvement from a loss of $142 in the third quarter of the prior year

Third-Quarter Year-to-Date 2022 Financial Results

•	Revenue was $791.3 million, an increase of 75% compared to $452.1 million in the first nine months of the prior year

•	Net loss was $1.0 billion compared to a net loss of $86.2 million in the first nine months of the prior year, primarily due to an $851.5 goodwill impairment charge

•	Net loss PMPM was $1,132 compared to a net loss of $159 in the first nine months of the prior year, primarily due to a goodwill impairment of $851.5 million

•	Adjusted EBITDA(2) loss was $87.9 million compared to an adjusted EBITDA loss of $59.9 million in the first nine months of the prior year(1) as a result of increased members in our care

•	Adjusted EBITDA(2) loss PMPM improved to $97 from $110 compared to the first nine months of the prior year

(1) See “Key Performance Metrics” for additional information on how the Company defines “at-risk Medicare Advantage members.”

(2) Adjusted EBITDA and Adjusted EBITDA PMPM are non-GAAP financial measures. For reconciliations of these measures to the most directly comparable GAAP measures and more information regarding the Company’s use of non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures.”

Full-Year 2022 Outlook

•	The Company still expects full-year 2022 revenue between $1.025 billion and $1.075 billion, representing a 61% to 69% increase over the prior year and at-risk Medicare Advantage membership to be greater than 100,000, at December 31, 2022

•	The Company now expects full-year 2022 Adjusted EBITDA(2) loss to range between $118 million and $128 million, a change from the prior guidance range of between $55 million and $90 million, primarily due to the return to normal timing of cash sweep recognition, consistent with our existing revenue recognition policy, following the extended 2021 audit, which resulted in approximately $15 to $20 million in sweeps that will be recognized in 2023 instead of 2022. The change also reflects $12 million in profits moved to 2021 due to the length of its 2021 audit and non-recurring costs in the range of $7 million to $10 million associated with the audit.

•	On a PMPM basis, full-year 2022 Adjusted EBITDA(2) loss is now expected to fall in the range of $97 PMPM to $107 PMPM, primarily due to the return to normal timing of cash sweep recognition, consistent with our existing revenue recognition policy, following the extended 2021 audit, which results in approximately $15 to $20 million in sweeps that will be recognized in 2023 instead of 2022. The change also reflects $12 million in profits moved to 2021 due to the length of its 2021 audit and non-recurring costs in the range of $7 million to $10 million associated with the audit. The new range reflects an improvement of 11%-22% compared to a loss of $119 PMPM in the prior year

•	The company still anticipates Adjusted EBITDA profitability in 2024

While the Company expects COVID-19 to impact our future results to a lesser extent than our full-year 2021 results, P3 expects to incur additional COVID-19 related costs in full year 2022 given the volume of positive cases and “breakthrough” cases (positive cases in vaccinated patients) present in the Company’s markets. COVID-19 disproportionately impacts older adults, especially those with chronic illnesses, which describes many of P3’s patients. The full extent to which COVID-19 will directly or indirectly impact P3’s full year 2022 results of operations and financial condition will depend on multiple factors, including, but not limited to new and emerging information from the impact of new variants of the virus. Because of these factors, management may not be able to fully estimate the length or severity of the impact of the pandemic on P3’s business and results of operations.

The foregoing 2022 outlook statement represents management's current estimate as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release. Management does not assume any obligation to update these estimates.

The Company is not able to provide a quantitative reconciliation of guidance for Adjusted EBITDA loss or Adjusted EBITDA loss PMPM to net income (loss) and net income (loss) PMPM, the most directly comparable GAAP measures, respectively, and has not provided forward-looking guidance for net income (loss) or net income (loss) PMPM, because of the uncertainty around certain items that may impact net income (loss) that are not within our control or cannot be reasonably predicted without unreasonable effort. For more information regarding the non-GAAP financial measures discussed in this press release, please see “Non-GAAP Financial Measures” below.

Restatement of the Company's Historical Financial Statements

As disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on April 25, 2022, the Company concluded that the previously issued audited consolidated financial statements for the years ended December 31, 2020, 2019 and 2018 and unaudited condensed consolidated financial statements for the quarterly periods ended March 31, 2021, June 30, 2021, September 30, 2021, March 31, 2020, June 30, 2020 and September 30, 2020 required restatement. The restatement results from the Company's correction of its accounting for non-controlling interests related to certain medical practices accounted for as variable interest entities. In the Company’s judgment, the Company should not have historically presented the net losses of these medical practices as net loss attributable to non-controlling interests. The correction resulted in changes to net loss attributable to controlling interests, net loss attributable to non-controlling interests, retained loss from controlling interests and retained loss from non-controlling interests. The restatement did not impact the Company's EBITDA, cash from operations, or its cash position. The Company’s Annual Report on Form 10-K for the year ended December 31, 2021 includes restated financial statements for the years ended December 31, 2020 and 2019, and restated selected information for the quarterly periods ended March 31, 2021, June 30, 2021, September 30, 2021, March 31, 2020, June 30, 2020 and September 30, 2020.

Conference Call and Webcast

Management will host a conference call and webcast at 4:30 PM ET today to provide a corporate and financial update.

Title & Webcast	P3 Health Partners Third-Quarter 2022 Results Conference Call and Webcast
Date & Time	Monday, November 14, 2022, at 4:30 PM ET
Conference Call Details	Toll-Free 1-877-407-4018 (US) International 1-201-689-8471 Conference ID: 13734101
The conference call will also be webcast live in the "Events & Presentations" section of the Investor page of the P3 website (ir.p3hp.org). The Company’s press release will be available on the Investor page of P3’s website in advance of the conference call. An archived recording of the webcast will be available on the Investor page of P3’s website for a period of 90 days following the conference call.

About P3 Health Partners (NASDAQ: PIII):

P3 Health Partners Inc. is a leading population health management company committed to transforming healthcare by improving the lives of both patients and providers. Founded and led by physicians, P3 has an expansive network of more than 2,800 affiliated primary care providers across the country. Our local teams of health care professionals manage the care of thousands of patients in 18 counties across five states. P3 supports primary care providers with value-based care coordination and administrative services that improve patient outcomes and lower costs. Through partnerships with these local providers, the P3 care team creates an enhanced patient experience by navigating, coordinating, and integrating the patient’s care within the healthcare system. For more information, visit www.p3hp.org and follow us on @p3healthpartners and Facebook.com/p3healthpartners.

Business Combination and Presentation of Financial Results

As a result of the business combination consummated on December 3, 2021, the Company was deemed to be the acquirer and successor for accounting purposes, and P3 Health Group Holdings, LLC, which is the business conducted prior to the closing of the business combination, was deemed to be the acquiree and accounting predecessor. The Company’s financial results are distinguished between two distinct periods, the period prior to the business combination closing date (the “Predecessor” period) and the period after the closing date through December 31, 2022 (the “Successor” period), which reflects a new basis of accounting that is based on the fair value of net assets acquired. The financial results for the quarter and year ended December 31, 2021, presented in this release combine these two periods.

Non-GAAP Financial Measures

In addition to the financial results prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), this press release contains certain non-GAAP financial measures as defined by the SEC rules, including Adjusted EBITDA and Adjusted EBITDA PMPM. EBITDA is defined as GAAP net income (loss) before (i) interest expense, (ii) income taxes and (iii) depreciation and amortization. Adjusted EBITDA is defined as EBITDA, further adjusted to add back the effect of certain expenses, such as (iv) mark-to-market warrant expense, (v) premium deficiency reserves, (vi) stock-based compensation and (vii) transaction expenses. Adjusted EBITDA PMPM is defined as Adjusted EBITDA divided by the number of at-risk Medicare Advantage members each month divided by the number of months in the period. We believe these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other similar companies. We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In addition, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. The tables at the end of this press release present a reconciliation of Adjusted EBITDA to net income (loss) and Adjusted EBITDA PMPM to net income (loss) PMPM, which are the most directly comparable financial measures calculated in accordance with GAAP.

Key Performance Metrics

In addition to our GAAP and non-GAAP financial information, the Company also monitors “at-risk members” to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. At-risk membership represents the approximate number of Medicare Advantage members for whom we receive a fixed per member per month fee under capitation arrangements as of the end of a particular period.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. Words such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "guidance," "indicate," "intend," "may," "might," "plan," "possibly," "potential," "predict," "probably," "pro-forma," "project," "seek," "should," "target," or "will," or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements address various matters, including the Company’s future expected growth strategy and operating performance; current expectations regarding the COVID-19 pandemic; the Company’s outlook as to revenue, at-risk Medicare Advantage membership, Adjusted EBITDA loss and Adjusted EBITDA loss PMPM for the full-year 2022; and our expectation to achieve Adjusted EBITDA profitability in 2024, all of which reflect the Company’s expectations based upon currently available information and data. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected or estimated and you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, changes in market or industry conditions, regulatory environment, competitive conditions, and receptivity to our services; our ability to continue our growth and expand our operations; changes in laws and regulations applicable to our business; our ability to maintain our relationships with health plans and other key payers; the impact of COVID-19, including the impact of new variants of the virus, or another pandemic, epidemic or outbreak of infectious disease on our business and results of operation; increased labor costs; our ability to recruit and retain qualified team members and independent physicians; and other factors discussed in Part I, Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on October 21, 2022, and in the Company’s other filings with the SEC. All information in this press release is as of the date hereof, and we undertake no duty to update or revise this information unless required by law. You are cautioned not to place undue reliance on any forward-looking statements contained in this press release.

P3 HEALTH PARTNERS INC and SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	As of September 30, 2022	As of December 31, 2021
ASSETS
CURRENT ASSETS:
Cash	$34,357,237	$140,477,586
Restricted Cash	1,003,307	356,286
Health Plan Receivables, Net	81,497,703	50,251,004
Clinic Fees and Insurance Receivables, Net	1,049,253	1,090,104
Other Receivables	2,736,184	726,903
Prepaid Expenses and Other Current Assets	3,523,867	6,959,067
TOTAL CURRENT ASSETS	124,167,551	199,860,950
LONG-TERM ASSETS:
Property and Equipment	11,509,656	8,230,250
Less: Accumulated Depreciation	(1,994,380)	(182,321)
Property and Equipment, Net	9,515,276	8,047,929
Goodwill	463,496,191	1,309,750,216
Intangible Assets, Net	772,411,083	835,838,605
Notes Receivable, Net	3,563,462	3,590,715
Right of Use Asset	9,977,886	7,020,045
TOTAL LONG-TERM ASSETS	1,258,963,898	2,164,247,510
TOTAL ASSETS (1)	$1,383,131,449	$2,364,108,460
LIABILITIES, MEZZANINE EQUITY and STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts Payable and Accrued Expenses	$24,072,391	$17,730,683
Accrued Payroll	7,358,102	6,304,362
Health Plans Settlements Payable	20,626,836	22,548,694
Claims Payable	134,705,426	101,958,324
Premium Deficiency Reserve	27,719,928	37,835,642
Accrued Interest	12,655,918	8,771,065
Current Portion of Long-Term Debt	—	46,101
Short-Term Debt	—	3,578,561
TOTAL CURRENT LIABILITIES	227,138,601	198,773,432
LONG-TERM LIABILITIES:
Right of Use Liability	11,156,949	6,296,883
Warrant Liabilities	7,996,432	11,382,826
Contingent Consideration	4,684,503	3,486,593
Long-Term Debt	80,000,000	80,000,000
TOTAL LONG-TERM LIABILITIES	103,837,884	101,166,302
TOTAL LIABILITIES (1)	330,976,485	299,939,734
COMMITMENTS AND CONTINGENCIES (NOTE 23)
MEZZANINE EQUITY
Redeemable Non-Controlling Interest	974,078,949	1,790,617,285
STOCKHOLDERS’ EQUITY:
Class A Common Stock, $.0001 par value; 800,000,000 shares authorized; 41,578,890 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	4,158	4,158
Class V Common Stock, $.0001 par value; 205,000,000 shares authorized; 201,530,796 shares and 196,553,523 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	20,153	19,655
Additional Paid in Capital	293,570,464	312,945,752
Accumulated Deficit	(215,518,760)	(39,418,124)
TOTAL STOCKHOLDERS’ EQUITY	78,076,015	273,551,441
TOTAL LIABILITIES, MEZZANINE EQUITY & STOCKHOLDERS’ EQUITY	$1,383,131,449	$2,364,108,460

(1)	The Company’s condensed consolidated balance sheets include the assets and liabilities of its consolidated variable interest entities (“VIEs”). As discussed in Note 25 “Variable Interest Entities,” P3 LLC is itself a VIE. P3 LLC represents substantially all the assets and liabilities of the Company. As a result, the language and amounts below refer only to VIEs held at the P3 LLC level. The condensed consolidated balance sheets include total assets that can be used only to settle obligations of the P3 LLC’s VIEs totaling $6.8 million and $8.1 million as of September 30, 2022 and December 31, 2021, respectively, and total liabilities of the P3 LLC’s consolidated VIEs for which creditors do not have recourse to the general credit of the Company totaled $9.9 million and $6.1 million as of September 30, 2022 and December 31, 2021, respectively. These VIE assets and liabilities do not include $6.0 million of investment in affiliates as of September 30, 2022 and December 31, 2021, and $27.0 million and $24.1 million of amounts due to affiliates as of September 30, 2022 and December 31, 2021, respectively, as these are eliminated in consolidation and not presented within the condensed consolidated balance sheets. See Note 25 “Variable Interest Entities.”

P3 HEALTH PARTNERS INC and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
		(As Restated)		(As Restated)
OPERATING REVENUE:
Capitated Revenue	$243,988,004	$153,072,995	$780,775,285	$443,598,050
Other Patient Service Revenue	4,272,069	3,112,960	10,483,093	8,472,288
TOTAL OPERATING REVENUE	248,260,073	156,185,955	791,258,378	452,070,338
OPERATING EXPENSES:
Medical Expenses	254,776,548	161,328,123	788,045,718	458,333,145
Premium Deficiency Reserve	(7,301,630)	1,600,000	(10,115,714)	4,600,000
Corporate, General and Administrative Expenses	37,862,737	20,433,538	117,560,549	53,883,267
Sales and Marketing Expenses	1,119,552	491,418	3,392,178	1,118,160
Goodwill Impairment	—	—	851,455,754	—
Depreciation and Amortization	21,814,803	456,418	65,286,715	1,218,797
TOTAL OPERATING EXPENSES	308,272,010	184,309,497	1,815,625,200	519,153,369
OPERATING LOSS	(60,011,937)	(28,123,542)	(1,024,366,822)	(67,083,031)
OTHER INCOME (EXPENSES):
Interest Expense, net	(2,749,681)	(2,529,133)	(8,244,806)	(7,023,187)
Mark-to-Market of Stock Warrants	(2,567,423)	(1,401,686)	3,386,394	(12,063,265)
TOTAL OTHER INCOME (EXPENSE)	(5,317,104)	(3,930,819)	(4,858,412)	(19,086,452)
LOSS BEFORE INCOME TAXES	(65,329,041)	(32,054,361)	(1,029,225,234)	(86,169,483)

PROVISION FOR INCOME TAXES	—	—	—	—
NET LOSS	(65,329,041)	(32,054,361)	(1,029,225,234)	(86,169,483)
LESS NET LOSS ATTRIBUTABLE TO REDEEMABLE NON-CONTROLLING INTERESTS	(54,155,858)	—	(853,124,598)	—
NET LOSS ATTRIBUTABLE TO CONTROLLING INTERESTS	$(11,173,183)	$(32,054,361)	$(176,100,636)	$(86,169,483)
NET LOSS PER SHARE (BASIC)	$(0.27)	N/A [1]	$(4.24)	N/A [1]
NET LOSS PER SHARE (DILUTED)	$(0.27)	N/A [1]	$(4.27)	N/A [1]

See accompanying notes to condensed consolidated financial statements.

1 The Company analyzed the calculation of net loss per member unit for predecessor periods prior to the Business Combinations and determined that it resulted in values that would not be meaningful to the users of these consolidated financial statements. Therefore, net loss per member unit information has not been presented for predecessor periods prior to the Business Combinations on December 3, 2021.

P3 HEALTH PARTNERS INC and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Successor	Predecessor
	Nine Months Ended	Nine Months Ended
	September 30, 2022	September 30, 2021
		(As Restated)
Cash Flows from Operating Activities
Net Loss	$(1,029,225,234)	$(86,169,483)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Depreciation and Amortization	65,286,715	1,218,796
Stock-Based Compensation	17,210,974	1,379,400
Goodwill Impairment	851,455,754	—
Amortization of Debt Origination Fees	—	525,783
Amortization of Discount from Issuance of Debt	—	931,958
Mark-to-Market Adjustment of Stock Warrants	(3,386,394)	12,063,265
Premium Deficiency Reserve	(10,115,714)	4,600,000
Non-cash Interest Expense	290,910	—
Changes in Assets and Liabilities:
Accounts Receivable	(1,623,188)	54,602
Health Plan Receivables / Premiums	(31,246,699)	(884,523)
Other Current Assets	3,462,453	2,667,427
Net Change in ROU Assets and Liabilities	3,500,981	379,235
Accounts Payable	4,560,474	3,606,729
Accrued Payroll	1,053,740	(1,842,877)
Accrued Interest	3,884,853	3,952,044
Health Plan Payables / Premiums	(1,921,858)	(483,657)
Claims Payable	32,747,102	18,173,851
Net Cash used in Operating Activities	(94,065,131)	(39,827,450)
Cash Flows from Investing activities
Purchase of Property, Plant and Equipment	(2,283,404)	(2,990,130)
Acquisitions	(5,500,131)	(5,014,500)
Increase in Notes Receivable, Net	—	120,463
Net Cash used in Investing Activities	(7,783,535)	(7,884,167)
Cash Flows from Financing activities
Issuance of Long-Term Debt	—	12,750,000
Repayment of Short-Term and Long-Term Debt	(3,624,662)	(67,216)
Loan Origination and Closing Fees	—	(191,250)
Net Cash (used in) provided by Financing Activities	(3,624,662)	12,491,534
Net Change in Cash and Restricted Cash	(105,473,328)	(35,220,083)
Cash and Restricted Cash, Beginning of Period	140,833,872	39,902,947
Cash and Restricted Cash, End of Period	$35,360,544	$4,682,864

See accompanying notes to condensed consolidated financial statements.

Reconciliation of Non-GAAP Adjusted EBITDA

(in millions)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net Loss	$(65.3)	$(32.1)	$(1,029.2)	$(86.2)
Interest Expense, Net	2.8	2.5	8.2	7.0
Depreciation and Amortization Expense	21.8	0.5	65.3	1.2
Goodwill Impairment	-	0.0	851.5	-
Mark-To-Market Adjustment For Stock Warrants	2.6	1.4	(3.4)	12.1
Premium Deficiency Reserve	(7.3)	1.6	(10.1)	4.6
Transaction Expense, Business Combinations	0.1	-	2.2	-
Transaction Related Litigation Expense	0.3	-	1.4	-
Transaction Bonuses	1.4	-	7.3	-
Stock-Based Compensation	1.8	0.4	17.2	1.4
Restatement related cost	1.6	-	1.6	-
Other	-	-	0.1	-
EBITDA, Adjusted	$(40.3)	$(25.7)	$(87.9)	$(59.9)

Reconciliation of non-GAAP adjusted EBITDA / PMPM

(in PMPM $)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net Loss	$(216)	$(177)	$(1,132)	$(159)
Interest Expense, Net	$9	$14	$9	$13
Depreciation and Amortization Expense	$72	$3	$72	$2
Goodwill Impairment	$0	$0	$937	$0
Mark-To-Market Adjustment For Stock Warrants	$9	$8	$(4)	$22
Premium Deficiency Reserve	$(24)	$9	$(11)	$9
Transaction Expense, Business Combinations	$0	$0	$3	$0
Transaction Related Litigation Expense	$1	$0	$2	$0
Transaction Bonuses	$5	$0	$8	$0
Stock-Based Compensation	$6	$2	$19	$3
Restatement related cost	$5	$0	$2	$0
Other	$0	$0	$0	$0
EBITDA, Adjusted	$(133)	$(142)	$(97)	$(110)

Reconciliation of Non-GAAP Adjusted EBITDA

(in millions)

For the Year Ended
December 31, 2021
Net Loss	$(204,337.9)
Interest Expense, Net	$10,999.4
Depreciation and Amortization Expense	$8,724.0
Goodwill Impairment	$0.0
Mark-To-Market Adjustment For Stock Warrants	$5,393.2
Premium Deficiency Reserve	$37,835.6
Transaction Expense, Business Combinations	$29,641.0
Transaction Related Litigation Expense	$7,922.0
Transaction Bonuses
Stock-Based Compensation	$8,336.0
Restatement related cost	$0.0
Other	$0.0
EBITDA, Adjusted	$(95,486.7)

Reconciliation of non-GAAP adjusted EBITDA / PMPM

(in PMPM $)

For the Year Ended
December 31, 2021
Net Loss	$(254)
Interest Expense, Net	$14
Depreciation and Amortization Expense	$11
Goodwill Impairment	$0
Mark-To-Market Adjustment For Stock Warrants	$7
Premium Deficiency Reserve	$47
Transaction Expense, Business Combinations	$37
Transaction Related Litigation Expense	$10
Transaction Bonuses	$0
Stock-Based Compensation	$10
Restatement related cost	$0
Other	$0
EBITDA, Adjusted	$(119)

Contacts

Investor Relations
Karen Blomquist
Vice President, Investor Relations
P3 Health Partners
kblomquist@p3hp.org

Steve Halper
Managing Director
LifeSci Advisors
shalper@lifesciadvisors.com

Kassi Belz
Executive Vice President, Communications
P3 Health Partners
(904) 415-2744
kbelz@p3hp.org